Exhibit 10.15

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the “Agreement”) dated as of March 19, 2007, is made and entered into by and among MV Nanotech Corp., a Texas corporation (“Seller”), Singer Children’s Management Trust (“Purchaser”), and, solely with respect to Sections 4 and 8 of the Agreement, Anpath Group, Inc. (“Anpath”).

W I T N E S S E T H:

WHEREAS, Seller is the record and beneficial owner of a warrant, dated October 31, 2005 (the “Warrant”), to purchase up to 3,163,344 shares of Anpath common stock, $0.0001 par value per share (the “Common Stock”) at an exercise price of $2.50 per share; and

WHEREAS, Seller intends to subdivide the Warrant into five separate warrants, one of which shall be exercisable for up to 2,163,344 shares of Common Stock which shall be retained by Seller, and four warrants (the “New Warrants”), each exercisable for up to 250,000 shares of Common Stock (the “Warrant Shares”) which shall be sold to the Purchaser pursuant to this Agreement; and

WHEREAS, Seller is desirous of selling to Purchaser and Purchaser is desirous of purchasing from Seller, the New Warrants on and subject to the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the foregoing premises, and of the mutual covenants and undertakings contained herein, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties to this Agreement hereby agree as follows:

1.

Purchase and Sale of New Warrants.  Subject to the terms and conditions of this Agreement, the Seller agrees to sell, convey, transfer, assign and deliver to the Purchaser and the Purchaser Agrees to purchase and acquire from Seller, on the Closing Date (defined below), all right, title and interest of the Seller, legal or equitable, in and to the New Warrants, free and clear of all liens, claims and encumbrances. The transfer of the New Warrants on the Closing Date is absolute and is intended by the parties as a sale or other absolute transfer.

2.

Payment and Delivery.  Purchaser shall, on the Closing Date, deliver to Seller the purchase price for the New Warrants of $1.00 (the “Purchase Price”).  Upon Seller’s receipt of the Purchase Price, Seller shall deliver (or cause to be delivered) to the Purchaser the New Warrants in name of the Purchaser.

3.

Closing.  The closing of the Purchase and Sale of the New Warrants (the "Closing") shall take place at the offices of the Purchaser, located at 600 Congress Avenue, Suite 1220, Austin, Texas 78701, on the date hereof (the "Closing Date").

4.

New Warrant Delivery.  Anpath hereby agrees that upon the receipt of the originally executed Warrant and completed Form of Assignment, in accordance with and pursuant to the terms of the Warrant, from Seller and as provided in recitals above, it will issue and deliver the New Warrants to the Purchaser on the Closing Date.

5.

Warrant Exercise.

(a)

First Warrant Exercise.  Immediately following the Closing, on the Closing Date, Purchaser shall exercise the first of the New Warrants in full and purchase 250,000 shares of Common Stock (the “First Warrant Shares”) and in connection with such exercise shall wire to Anpath the exercise price of $625,000 for the purchase of the First Warrant Shares and shall deliver to Anpath the Subscription Form attached as Exhibit A to such New Warrant (the “Subscription Form”).

(b)

Second Warrant Exercise.  No later than five (5) days after the date that the Securities and Exchange Commission (the “SEC”) declares Anpath’s Registration Statement on Form SB-2 (SEC File No. 333-137479) (the “Registration Statement”) effective, Purchaser shall exercise the second of the New Warrants in full and purchase 250,000 shares of Common Stock (the “Second Warrant Shares”) and in connection with such exercise shall wire to Anpath the exercise price of $625,000 for the purchase of the Second Warrant Shares and shall deliver to Anpath the Subscription Form.

(c)

Third Warrant Exercise. No later than ninety (90) days after date that Anpath makes a public announcement that it has received from the United States Environmental Protection Agency registration of a “hospital grade disinfectant” and provided that Registration Statement has been declared effective by the SEC, Purchaser shall exercise the third of the New Warrants in full and purchase 250,000 shares of Common Stock (the “Third Warrant Shares”) and in connection with such exercise shall wire to Anpath the exercise price of $625,000 for the purchase of the Third Warrant Shares and shall deliver to Anpath the Subscription Form.

(d)

Fourth Warrant Exercise.  Purchase may exercise the fourth of the New Warrants at any time after the Closing, in accordance with and pursuant to the terms of such New Warrant.

(e)

Return of New Warrants.  In the event that Purchaser fails to purchaser any of the First, Second or Third Warrant Shares by the respective dates specified in Sections 5(a), (b) or (c) above, then all such New Warrants shall immediately become null and void and be of no force and effect and Purchaser shall immediately return all the New Warrants to Seller.

6.

Representations and Warranties of Purchaser.  In order to induce the Seller to enter into this Agreement, the Purchaser represents and warrants to the Seller as of the Closing Date the following:

(a)

Enforceability.  This Agreement has been duly executed and delivered by the Purchaser, and, upon its execution by the Seller, shall constitute the legal, valid, and binding obligation of the Purchaser, enforceable in accordance with its terms.

(b)

Knowledge of Investment and its Risks.  The Purchaser has knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Purchaser’s investment in the New Warrant and the Warrant Shares (collectively, the “Securities”).  The Purchaser understands that an investment in Anpath represents a high degree of risk and there is no assurance that Anpath’s business or operations will be successful.  The Purchaser has considered carefully the risks attendant to an investment in Anpath, and that, as a consequence of such risks, the Purchaser could lose Purchaser’s entire investment in the Securities.

(c)

Investment Intent.  The Securities are being acquired for investment for the Purchaser’s own account, and not as a nominee, agent and/or part of a “group” as such term is defined in Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and not with a view to the resale or distribution of all or any part of the Securities, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing any of the Securities within the meaning of the Securities Act.  The Purchaser does not have any contracts, understandings, agreements, or arrangements, directly or indirectly, with any person and/or entity to distribute, sell, transfer, or grant participations to such person and/or entity with respect to, any of the Securities.  The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(d)

Purchaser Status.  The Purchaser is an “Accredited Investor” as that term is defined by Rule 501 of Regulation D promulgated under the Securities Act.  The Purchaser is not registered as a broker-dealer under Section 15 of the Exchange Act.

7.

Representations and Warranties of Seller.  To induce Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, Seller hereby makes the following representations and warranties to Purchaser:

(a)

Authority.   Seller has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement has been duly executed by Seller and when delivered by Seller in accordance with the terms hereof, will constitute the valid and binding obligation of Seller.

(b)

No Conflict With Other Instruments.  Neither the execution and delivery of this Agreement by the Seller nor the performance by the Seller of its obligations under this Agreement will (i) be in conflict with, or result in a breach of, any term, condition, or provision of, or constitute a default under, any agreement or other instrument of any kind to which Seller is a party, (ii) violate any law applicable to Seller or (iii) result in the creation of any lien, charge or encumbrance upon the New Warrants.

(c)

Title.  Seller has good and marketable title to the New Warrant, free and clear of all liens, claims, security interests or encumbrances of any kind, and, upon Seller’s receipt of the Purchase Price, will transfer title to the New Warrant to Purchaser, free and clear of all liens, claims, security interests or encumbrances of any kind.

8.

Registration Rights.  Anpath hereby agrees that at all times during which the New Warrants remain outstanding, all Warrant Shares issuable upon exercise of the New Warrants shall have the registration rights set forth in Section 10 of the Securities Purchase Agreement dated as of October 31, 2005, by and between MV Nanotech Corp. and Anpath.  Accordingly, Anpath agrees, subject to receipt from Purchaser of a completed, executed selling stockholder questionnaire, to update the Selling Stockholder section of Anpath’s Registration Statement on Form SB-2 (SEC File No. 333-137479) (the “Registration Statement”) to include the Purchaser with regard to the Warrant Shares underlying the New Warrants.

(a)

Lock-Up and Restrictions on Transfer.  The Purchaser hereby covenants and agrees not to directly or indirectly assign, sell, transfer, pledge, hypothecate, grant, or permit the creation of an option, lien or other encumbrance in or upon, or place in trust, or otherwise dispose of such First Warrant Shares and/or Second Warrant Shares or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or enter into an agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing until the earlier to occur of (i) the date that is sixty (30) days after the Registration Statement is first declared effective by the SEC, or (ii) sixty (60) days after the date of this Agreement.

9.

Indemnification.

(a)

The Purchaser agrees that it shall indemnify and hold harmless the Seller or any of the Seller’s agents, officers, employees, representatives, directors or control persons (the “Indemnified Parties”) who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, from and against all claims, losses, liabilities and expenses (including, without limitation, attorney’s fees, judgments, fines and amounts paid in settlement), actually and reasonably incurred, arising out of or in connection with any breach of the representations and warranties made by Purchaser to the Seller in this Agreement.

(b)

The Seller agrees that it shall indemnify and hold harmless the Purchaser or any of the Purchaser’s Indemnified Parties who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, from and against all claims, losses, liabilities and expenses (including, without limitation, attorney’s fees, judgments, fines and amounts paid in settlement), actually and reasonably incurred, arising out of or in connection with any breach of the representations and warranties made by Seller to the Purchaser in this Agreement.

10.

Entire Agreement; No Oral Modification.  This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect thereto and may not be amended or modified except in a writing signed by both of the parties hereto.

11.

Binding Effect; Benefits; Assignment.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and assigns; however, nothing in this Agreement, expressed or implied, is intended to confer on any other person other than the parties hereto, or their respective heirs, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.  Purchaser may assign this Agreement and any or all of its rights and obligations hereunder, in whole or in part.

12.

Notices.  Except as otherwise provided in this Agreement all communications and notices provided for in this Agreement shall be in writing to the addresses listed on the signature pages hereto.

13.

Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

14.

Choice of Law.   This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements.

15.

Headings.  The section headings herein are included for convenience only and are not to be deemed a part of this Agreement.

[Signatures on following page]

IN WITNESS WHEREOF, the undersigned have set their hands effective as of the date hereof.

SELLER

MV Nanotech Corp.

By:  /s/ Robert Hersch

Robert Hersch, President

Address:

PURCHASER

/s/ Karen Singer

Singer Children’s Management Trust

Karen Singer, Trustee

Address:

As to Sections 4 and 8 only:

ANPATH GROUP, INC.

By: /s/ Stephen Hoelscher

Name:

Stephen Hoelscher

Title:

CFO

Address:

116 Morlake Dr, Suite 201

Mooresville, NC 28117

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